Exhibit 10.4
DEG * Postfach 10 09 61 * 50449 Köln

Chindex China Healthcare
Finance LLC
Lawrence Pemble
Chindex International, Inc.
Bethesda,
4340 East West Highway, Suite 1100
20814 MARYLAND
VEREINIGTE STAATEN VON AMERIKA
By Facsimile:+1 301 215 7719

Thomasine Calow
Our ref.:	VD / CAL

Extension:	0221 4986 1798
Fax:	0221 4986 1198
E-mail:	CAL@deginvest.de
Date:	06.07.2010

Chindex China Healthcare Finance LLC – Loan Agreement dated 08.01.2008 – Request for extension of first Disbursement
Dear Mr. Pemble,
1. Reference is made to the Loan Agreement dated February 8, 2008 (the “Loan Agreement”), by and among Chindex China Healthcare Finance LLC (the “Company”) and DEG. Capitalized terms are not defined in this letter and shall have the same meaning accorded to them in the Loan Agreement.
2. Contingent on IFC’s corresponding extension of the Disbursement deadline becoming effective, the parties hereby agree to extend the deadline for first Disbursement referred to in Section 2.12.(a)(i) of the Loan Agreement until October 1, 2010 and to amend the Loan Agreement as set forth below.
3. Section 2.12.(a)(i) is hereby amended as follows:
2.12.(a)(i) If the first Disbursement to such Onshore Borrower has not been made by October 1, 2010, or such other later date as DEG and Chindex agree;
For the avoidance of doubt this amendment shall be limited as specified and shall not constitute a novation or modification of any of the other provisions of the Loan Agreement which shall continue in full force and effect except as provided in this Amendment and this Amendment shall constitute an integral and complementary part of the Loan Agreement for all legal purposes and effects.
4. The above extension of Disbursement shall not be understood as an acceptance by DEG of the changes regarding the projects as communicated to date. The terms and conditions of the loan agreements to be entered into with the Onshore Borrowers are subject to change depending on the outcome of further analysis.

DEG – Deutsche Investitions- und Entwicklungsgesellschaft mbH * Kämmergasse 22 * 50676 Köln * www.deginvest.de Telefon: 0221 4986-0 * Telefax: 0221 4986-1290 * Vorsitzende des Aufsichtsrates: Gudrun Kopp * Geschäftsführung: Dr. Michael Bornmann, Philipp Kreutz, Bruno Wenn (Sprecher) * Sitz der Gesellschaft: Köln * Amtsgericht Köln HRB 1005 Bankverbindung: Deutsche Bundesbank, Filiale Köln, BLZ: 370 000 00, Konto: 370 085 35 * USt-IdNr.: DE 123 489 824

5.	Please acknowledge your agreement and acceptance of the foregoing by countersigning the enclosed duplicates of this Letter in the space provided below and returning one executed original to DEG

Yours sincerely,

DEG — Deutsche Investitions- und
Entwicklungsgesellschaft mbH

Josef Boven	Thomasine Calow

Amendment accepted and agreed for on behalf of the Company:
Chindex China Healthcare Finance, LLC

By:	/s/ Lawrence Pemble
Name:	Lawrence Pemble
Title:	CFO